IEG Holdings Successfully Closes OneMain Tender Offer with $3.6 Million of OneMain Shares Acquired

Las Vegas, Nevada – (June 16, 2017) – IEG Holdings Corporation (OTCQB: IEGH) (“IEG Holdings”) announces the successful closure of the OneMain Holdings, Inc. (“OneMain”) tender offer with 151,994 OneMain shares acquired on June 15, 2017 (valued at an aggregate of $3.6 million based on the closing price of shares of OneMain common stock of $23.38 on June 15, 2017) in exchange for 3,039,880 shares of IEG Holdings common stock.

Paul Mathieson, IEG Holdings’ Chairman and Chief Executive Officer, said, “We are very pleased with the result of the OneMain tender offer. It is encouraging that so many OneMain shareholders share in our online vision and have the confidence to exchange their shares from a company with a market capitalization of over $3 billion to an emerging online consumer finance leader.”

IEG Holdings sent a letter to OneMain’s Board of Directors today with the following requests:

i)	Appoint Paul Mathieson as an IEG Holdings representative on OneMain’s board of directors,

ii)	Appoint Paul Mathieson as an IEG Holdings representative on OneMain’s management team,

iii)	Implement substantial cost cuts, and

iv)	Implement a new and improved online strategy.

In our role as activist investor, IEG Holdings intends to:

●	encourage OneMain to transform the OneMain “brick and mortar” business model to IEG Holdings’ 100% online-only distribution business model, which IEG Holdings believes could result in estimated cost savings of at least $700 million per year by closing over 1,700 OneMain offices, terminating over 10,000 employees, and achieving substantial cuts in advertising/marketing costs and other significant cost cutting measures, including a significant reduction in aggregate annual executive compensation.

●	encourage OneMain to improve its business from termination of low margin OneMain business segments with a new focus on high margin unsecured loans to near prime clients, a focus on refinancing of existing high quality OneMain customers and termination of lending to sub-prime OneMain customers with FICO score of less than 600 to reduce OneMain loss levels.

About IEG Holdings Corporation

IEG Holdings Corporation provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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Contact:

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626